Exhibit 10.36

                                     Execution Version

Loan Agreement

THIS LOAN AGREEMENT (the “Agreement”), is entered into as of July 26, 2019, between EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), with an address at c/o Evercore Inc., 55 East 52nd Street, New York, NY 10055, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222.

The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.Loan; Line of Credit. The Bank hereby extends to the Borrower a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $20,000,000 (the “Line of Credit”). The loans made by the Bank under the Line of Credit are hereby referred to as the “Loan”. The “Expiration Date” shall mean October 31, 2020, or such later date as may be requested by the Borrower and designated by the Bank in its sole discretion by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower. Notwithstanding anything to the contrary stated in the note evidencing the Line of Credit, the Borrower shall repay the outstanding principal balance of the Line of Credit, together with all accrued and unpaid interest thereon, in an amount sufficient to reduce the outstanding principal balance thereof to zero, for a period of at least thirty (30) consecutive days prior to the original Expiration Date, and annually thereafter if the Expiration Date is extended, upon the request of the Borrower but at the Bank’s sole discretion as provided in the Note (as defined below). The Loan shall be evidenced by a promissory note of the Borrower and all renewals, extensions, amendments and restatements thereof (whether one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions of the Loan, the terms of which are incorporated into this Agreement by reference. The proceeds of the Loan will be used for working capital or general corporate purposes, including paying existing indebtedness of the Borrower.

Notwithstanding anything herein or in the Note to the contrary, the Borrower shall immediately repay the outstanding principal balance of the Line of Credit, together with all accrued and unpaid interest thereon, at any time that there is any Unused PNC Secured Facility Availability (as defined below).

2.Guaranties. The guaranties for repayment of the Loan shall include but not be limited to the guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank in connection with the Loan (the “Guaranty Documents”), which, in the case of the guaranties by Evercore LP and Evercore Group Holdings L.P. (collectively, the “Guarantors”), shall guarantee repayment of the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument; (ii) arising under any agreement, instrument or document; (iii) for the payment of money; (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee; (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement; (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner; or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrower that all Obligations including those included in the Loan be cross-defaulted, such that a default under any Obligation shall be a default under all Obligations. Notwithstanding anything to the contrary herein or in any of the other Loan Documents (as defined below), the parties hereto agree that none of the Security Agreements executed in connection with the PNC Secured Facility (as defined below), whether by the Borrower, any Guarantor or Evercore Group L.L.C., secure any of the obligations under this Agreement or the Note.

This Agreement, the Note, the Guaranty Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents. When used in Sections 4 and 5 hereof, the following terms shall have the meanings assigned to such terms in the Note Purchase Agreement (which term is defined below): “Affiliate”; “BBVA Trade Financing”; “Consolidated Interest Coverage Ratio”; “Consolidated Leverage Ratio”; “Consolidated Subsidiary”; “Consolidated Tangible Net Worth”; “Consolidated Total Assets”; “Disposition”; “Disposition Value”; “Disposed”; “Governmental Authority”; “Indebtedness”; “Lien”; “Material Credit Facility”; “Memorandum”; “Net Proceeds”; “Subsidiary Guarantor”; and “Wholly-Owned Subsidiary”. In addition, the following terms shall have the following meanings:

“Addendum” shall have the meaning assigned to such term in Section 3.2.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York, New York.

“Change in Law” shall have the meaning assigned to such term in Section 9.

“Change of Control” means (i) an event or series of events by which any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of this Agreement) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement), other than individuals who are and have been executive-level employees of the Company for a period of not less than one (1) year determined at such time, become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s voting stock, (ii) the Company shall cease to own, beneficially and of record, directly or indirectly, more than 50% of the economic and voting interests in Evercore LP, or (iii) Evercore

LP shall cease to own, beneficially and of record, directly or indirectly, more than 50% of the economic and voting interests of the Borrower.

“Company” shall mean Evercore, Inc. (f/k/a Evercore Partners, Inc.).

“Confidential Information” shall have the meaning assigned to such term in Section 10.13.

“Default” shall have the meaning assigned to such term in Section 4.8.

“Employee Benefit Plan” shall have the meaning assigned to such term in Section 3.9.
“ERISA” shall have the meaning assigned to such term in Section 3.9.

“Event of Default” shall have the meaning assigned to such term in Section 6.

“Exchange Act” shall mean the United States Exchange Act of 1934.

“Expiration Date” shall have the meaning assigned to such term in Section 1.

“Financial Statements” shall have the meaning assigned to such term in Section 3.2.

“GAAP” shall have the meaning assigned to such term in Section 3.2.

“Guarantors” shall have the meaning assigned to such term in Section 2.

“Guaranty Documents” shall have the meaning assigned to such term in Section 2.

“Line of Credit” shall have the meaning assigned to such term in Section 1.

“Loan” shall have the meaning assigned to such term in Section 1.
“Loan Parties” shall mean the collective reference to the Borrower and the Guarantors; individually, a “Loan Party”.
“Material Adverse Effect” shall mean a material adverse effect on (a) the validity or enforceability of the Loan Documents, (b) the business, assets, operations, financial condition, affairs or properties of the Borrower and the other Loan Parties taken as a whole, (c) the ability of the Borrower and the other Loan Parties to generally pay their debts as they come due and to perform their obligations under the Loan Documents or (d) the validity or enforceability of this Agreement, the Note or any other Loan Document or the rights and remedies of the Bank hereunder or thereunder.

“Note” shall have the meaning assigned to such term in Section 1.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of March 30, 2016, among the Company and the purchasers party thereto pursuant to which the Company issued its (i) $38,000,000 4.88% Series A Senior Notes, (ii) $67,000,000 5.23% Series B Senior Notes, $48,000,000 5.48% Series C Senior Notes, and (iii) $17,000,000 5.58% Series D Senior Notes, as in effect on the date hereof.
“Notices” shall have the meaning assigned to such term in Section 10.1.
“Obligations” shall have the meaning assigned to such term in Section 2.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture or other business entity or any Governmental Authority or political subdivision or agency thereof.

“PNC Secured Facility” shall mean the secured line of credit facility provided by the Bank to the Borrower pursuant to (a) the Loan Agreement, dated as of June 24, 2016, between the Bank and the Borrower (as amended, supplemented or otherwise modified, the “PNC Secured Facility Loan Agreement”) and (b) the Amended and Restated Committed Line of Credit Note, dated June 21, 2019, made by the Borrower in favor of the Bank in the original principal amount of $30,000,000, in each case as such documents may be amended, supplemented, or otherwise modified from time to time.

“PNC Secured Facility Loan Agreement” shall have the meaning assigned to such term in the definition of PNC Secured Facility.

“Pro Rata Amount” shall mean, in respect of the Bank and any Disposition by the Company or any Subsidiary thereof, an amount equal to the product of:

(a)the portion of the Net Proceeds (or an equal amount) being applied or offered to be applied to the payment of Indebtedness pursuant to Section 5.6(g)(ii) hereof, multiplied by

(b)a fraction, the numerator of which is the outstanding principal amount of the Line of Credit, and the denominator of which is the aggregate outstanding principal amount of all unsubordinated Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Company or any Subsidiary or Affiliate thereof) being prepaid or offered to be prepaid pursuant to Section 5.6(g)(ii) in connection with such Disposition.

“Responsible Officer” shall mean, with respect to any Loan Party, the chief financial officer, principal accounting officer, treasurer or comptroller of such Loan Party and any officer of such Loan Party with responsibility for the administration of the relevant portion of this Agreement, or any other Loan Document.

“Subsidiary” shall mean, as to any entity, a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such entity.

“Unused PNC Secured Facility Availability” shall mean, at any time, an amount equal to the excess, if any, of the maximum amount of the “Line of Credit” (as defined in the PNC Secured Facility Loan Agreement) (calculated without regard to either the aggregate principal amount of advances then outstanding under the PNC Secured Facility or the borrowing base provisions thereunder), over the aggregate principal amount of advances outstanding at such time under the PNC Secured Facility. By way of example, if, on a given date (i) the maximum amount of the Line of Credit under the PNC Secured Facility Loan Agreement is $30,000,000, (ii) the aggregate principal amount of advances under the PNC Secured Facility is $20,000,000, and (iii) the borrowing base is $20,000,000, the Unused PNC Secured Facility Availability would be $10,000,000 (as the calculation does not take into account the borrowing base).

3.Representations and Warranties.    The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations (other than contingent indemnification obligations for which no claim has been made) are paid in full:

3.1Existence, Power and Authority. Each of the Loan Parties is (a) duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization, (b) has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and (c) is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing except, in the case of clause (c) only, for such jurisdictions (other than in its State of formation) where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties is duly authorized to execute and deliver the Loan Documents to which it is a party and all necessary action by any Loan Party to authorize the execution and delivery of the Loan Documents to which it is a party has been properly taken.

3.2Financial Statements. The Borrower has delivered or caused to be delivered to the Bank copies of the most recent annual and quarterly financial statements (the “Financial Statements”) of the Company and Evercore LP described in Section 4.7 of the Addendum attached hereto and incorporated herein by reference (the “Addendum”). All of such Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries or Evercore LP, as the case may be, as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

3.3No Material Adverse Change. Since December 31, 2018, no Material Adverse Effect has occurred.

3.4Binding Obligations. Each of the Borrower and the other Loan Parties has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors or other governing body or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower and the other Loan Parties, will constitute the legal, valid and binding obligations of the Borrower and the other Loan Parties, as applicable, enforceable in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally).

3.5No Defaults or Violations. There does not exist any Default or Event of Default under this Agreement or any default or violation by the Borrower or any other Loan Party of or under any of the terms, conditions or obligations of: (i) its partnership agreement, its articles or certificate of formation or organization, its limited liability company agreement, its limited partnership agreement or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency except, in the case of clauses (ii) and (iii), where the failure to so comply could not be reasonably expected to have a Material Adverse Effect; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

3.6Title to Assets. Each of the Company and Evercore LP has good and marketable title to or a valid leasehold interest in the collateral granted by it under the PNC Secured Facility, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable and (ii) those liens or encumbrances, permitted by the Loan Documents.

3.7Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any other Loan Party, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.8Tax Returns. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material (as defined in the Note Purchase Agreement as in effect on the date hereof) or
(ii)the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of
U.S. federal, state or other taxes for all fiscal periods are adequate. As of the date hereof, the U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2015.

3.9Employee Benefit Plans. Except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as to which any Loan Party may reasonably be expected to have any liability (each an “Employee Benefit Plan”) complies with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including the minimum funding requirements, (ii) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (iii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iv) no Loan Party has withdrawn from any such plan or initiated steps to do so; and (v) no steps have been taken to terminate any such plan.

3.10Environmental Matters. Each Loan Party is in compliance with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which such Loan Party owns or operates, or has owned or operated, a facility or site, stores any of the collateral granted by it under the PNC Secured Facility, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except in each case where such non-compliance could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against any Loan Party, any real property in which a Loan Party holds or has held an interest or any past or present operation of any Loan Party which could reasonably be expected to result in a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which any Loan Party holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law, except in each case where such release, threatened release or disposal could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11[Reserved].

3.12Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of each Loan Party’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) each Loan Party will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) no Loan Party will have unreasonably small capital for the business in which it is engaged.

3.14Disclosure. None of the Loan Documents, taken as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the other Loan Documents not misleading in light of the circumstances under which they were made. There is no fact known to any Loan Party which might reasonably be expected to have a Material Adverse Effect and which has not otherwise been fully set forth in this Agreement or in the Loan Documents or in the financial statements, reports and certificates furnished in connection hereto.

3.15Beneficial Owners. If the Borrower was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date of such certification (if any) or such update is delivered to the Bank.

4.Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full and any commitments of the Bank to the Borrower have been terminated:

4.1Compliance with Laws. Without limiting Section 11 of the Note, the Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 11 of the Note, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2Insurance. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

4.3Maintenance of Properties. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 4.3 shall not prevent the Company or any Subsidiary thereof from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4Payment of Taxes and Claims. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary thereof, provided that neither the Company nor any Subsidiary thereof need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary thereof has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5Corporate Existence, Etc. Subject to Section 5.2, the Borrower will, and will cause each of the other Loan Parties and the Company to, at all times preserve and keep its corporate existence in full force and effect. In addition, subject to Sections 5.2 and 5.6, the Borrower will, and will cause the Company and each of the Company’s Subsidiary’s to, at all times preserve and keep in full force and effect the corporate or other existence of each of its and the Company’s Subsidiaries (unless, other than with respect to any Loan Party, merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

4.6Books and Records. The Borrower will, and will cause the Company and each of the Company’s Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Borrower will, and will cause the Company and each of the Company’s Consolidated Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Consolidated Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Consolidated Subsidiaries to, continue to maintain such system. The Borrower will, and will cause the other Loan Parties to, give representatives of the Bank access to the books and records of the Loan Parties at all reasonable times (but, if no Default or Event of Default shall have occurred and be continuing, upon not less than five (5) Business Days’ prior written notice to the Borrower), including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may, for any purpose relating to the Loan Documents, request, and, if requested by the Bank, each Loan Party will make available to the Bank for examination copies of any reports, statements and returns which any Loan Party may make to or file with any federal, state or local governmental department, bureau or agency; provided that the Bank shall not be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Company’s records relating to pending or threatened litigation if (i) the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 10.13 hereof, it would be prohibited from disclosing such information by applicable law or regulations without making public disclosure thereof or (ii) notwithstanding the confidentiality requirements of Section 10.13 hereof, the Company or its Subsidiaries are prohibited from disclosing such information by the terms of an obligation of confidentiality contained in any agreement with any non- Affiliate binding upon the Company or any Subsidiary and not entered into in contemplation of this proviso (or any similar provision in the Note Purchase Agreement), provided further that, with respect to this clause (ii), (x) the Borrower shall cause the Company to use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and (y) the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement. Promptly after determining that the Company or its Subsidiary is not permitted to disclosure any information as a result of the limitations described in the first proviso to the immediately preceding sentence, the Borrower shall cause the Company and, if applicable, its Subsidiaries to provide an officer’s certificate describing generally the requested information that the Company or such Subsidiary is prohibited from disclosing pursuant to such proviso and the circumstances under which the Company or such Subsidiary, as applicable, is not permitted to disclose such information. Promptly after a request therefor from the Bank, the Borrower shall cause the Company to provide the Bank with a written opinion of counsel (which may be addressed to the Company) relied upon as to such information that the Company or such Subsidiary is prohibited from disclosing to the Bank under circumstances described in the first proviso to the second preceding sentence.

4.7Financial Reporting. The Borrower will deliver or cause to be delivered to the Bank the Financial Statements, reports and certificates set forth on the Addendum.

4.8Additional Reports. The Borrower will provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower or any other Loan Party proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against any Loan Party with an amount at issue equal to or in excess of $25,000,000 or which could reasonably be expected to result in a Material Adverse Effect;
(iii)a Responsible Officer becoming aware of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s); or (iv) any event which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.9Bank Accounts. The Borrower will establish and maintain at the Bank the Borrower’s primary depository accounts.

4.10Financial Covenants. The Borrower will and will cause the Company to comply with all of the financial and other covenants set forth on the Addendum.

4.11Certification of Beneficial Owners and Other Additional Information. The Borrower will provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith; and (ii) if the Borrower was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when reasonably requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

5.Negative Covenants.

The Borrower covenants that from the date of execution of this Agreement until all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made) and any commitments of the Bank to the Borrower have been terminated:

5.1Transactions with Affiliates. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary thereof), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

5.2Merger, Consolidation, Etc. The Borrower will not, and will not permit any Loan Party to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless (i) in the case of a consolidation or merger, the Borrower, if it is a party to such transaction, or (if the Borrower is not a party to such transaction) such Loan Party is the surviving entity or (ii) so long as no Default or Event of Default exists or would be caused thereby (including, without limitation, no Change of Control having occurred), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, assignment, transfer or lease all or substantially all of the assets of any Loan Party (any such successor or acquirer, the “Successor Entity” and the Borrower or any Loan Party participating in such transaction, the “Previous Entity”), as the case may be, shall (a) be Evercore LP or a Subsidiary thereof and (b) expressly assume all of the obligations of the Previous Entity under the Loan Documents to which the Previous Entity was a party pursuant to a supplement thereto or such other documentation in form and substance satisfactory to the Bank in its sole discretion, and each Loan Party (other than any Previous Entity), shall confirm that its obligations pursuant to any applicable Loan Document shall apply to the Successor Entity’s obligations under the Loan Documents at least to the same extent as it applied to those of the Previous Entity; provided further that if all of the foregoing requirements are satisfied on terms satisfactory to the Bank in its sole discretion, the Successor Entity will succeed to, and be substituted for, the Previous Entity under the Loan Documents in all respects and shall be deemed to be a Borrower, Guarantor and/or Loan Party as applicable.

5.3Line of Business. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum or any businesses, services or activities that are related, incidental or complementary thereto or extensions or developments thereof.

5.4Liens. In addition to the restrictions in the other Loan Documents, the Borrower will not, and will not permit the Company or any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)Liens existing on the date of this Agreement (other than Liens under the Loan Documents or the BBVA Trade Financing) and listed on the Addendum and any renewals, extensions or refundings thereof, provided that:

(i)the property covered thereby is not changed (other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof), (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(b)Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, in accordance with GAAP;

(c)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, in conformity with GAAP;

(d)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(e)rights of setoff, banker’s lien, netting agreements and other similar Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts or cash management arrangements and for the purpose of netting debit and credit balances;

(f)Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases;

(g)Liens on property created contemporaneously with its acquisition or within 120 days of the acquisition or completion of construction or development thereof to secure or provide for all or a portion of the purchase price or cost of the acquisition, construction or development of such property after the date of hereof, provided that (i) such Liens do not extend to additional property of the Company or any Subsidiary thereof (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and (ii) the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value of the property subject thereto;

(h)Liens over or affecting any asset acquired by the Company or a Subsidiary thereof after the date of this Agreement if:

(i)the Lien existed at the time of acquisition of that asset by the Company or the applicable Subsidiary thereof, as the case may be, and was not created in contemplation of the acquisition of such asset;

(ii)the principal amount secured has not been increased in contemplation of or since the acquisition of such asset; and

(iii)the Lien is removed or discharged within 365 days of the date of acquisition of such asset;

(i)Liens over or affecting any asset of any entity which becomes a Subsidiary of the Company after the date of this Agreement if:

(i)the Lien existed at the time such entity became a Subsidiary of the Company, and was not created in contemplation of the acquisition of such entity;

(ii)the principal amount secured has not been increased in contemplation of or since the acquisition of such entity; and

(iii)the Lien is removed or discharged within 365 days of such entity becoming a Subsidiary of the Company;

(j)Liens on trading securities of Evercore Casa de Bolsa, S.A. de C.V. securing Indebtedness of Evercore Casa de Bolsa, S.A. de C.V. arising under the BBVA Trade Financing in an aggregate principal amount not to exceed Mexican Pesos 250,000,000;

(k)Liens related to repurchase agreements, intraday and overnight borrowings and similar activities in the ordinary course of business of the Company or a Subsidiary thereof;

(l)Liens on deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(m)other Liens securing Indebtedness of the Company or any Subsidiary thereof not otherwise permitted by clauses (a) through (l) above (including Liens in favor of the Bank under the PNC Secured Facility), provided that the sum of (i) the aggregate principal amount of all Indebtedness that has the benefit of a Lien under this clause (m) plus (without duplication) (ii) the aggregate principal amount of all Indebtedness outstanding pursuant to clause (f) of Section 5.5, shall not at any time exceed an amount equal to 15% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank), provided, further, that notwithstanding the foregoing, the Borrower shall not, and shall not permit the Company or any of its Subsidiaries to, secure pursuant to this Section 5.4(m) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Obligations (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Bank in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Bank.

5.5Subsidiary Indebtedness. The Borrower will not, and will not permit the Company to permit any of the Company’s Subsidiaries to, create, assume, incur, guarantee or otherwise be or become liable in respect of any Indebtedness except:

(a)Indebtedness of any Subsidiary of the Company that is a Subsidiary Guarantor at the time of determination, provided that the Company shall have complied at the time of determination with the financial covenants set forth in Section 4.10 hereof;

(b)Indebtedness of a Subsidiary of the Company outstanding on the date of this Agreement (other than the BBVA Trade Financing or the Obligations) and listed on the Addendum and any renewals, extensions or refundings thereof, provided that (i) the principal amount thereof outstanding after giving effect to such renewal, extension or refunding does not exceed the principal amount of such Indebtedness outstanding on the date of this Agreement and (ii) the direct or any contingent obligor with respect thereto is not changed;

(c)Indebtedness (i) owing to the Company or a Subsidiary Guarantor and (ii) of any Subsidiary Guarantor in respect of obligations under the Note Purchase Agreement;

(d)Indebtedness of a Subsidiary of the Company outstanding at the time such Subsidiary becomes a Subsidiary and any renewals, extensions or refundings of such Indebtedness, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary of the Company, (ii) the principal amount of such Indebtedness outstanding immediately after giving effect to any extension, renewal or refunding thereof does not exceed the principal amount of such Indebtedness outstanding at the time such Subsidiary became a Subsidiary and (iii) such Indebtedness remains outstanding for a period of not more than 365 days from the date such Subsidiary becomes a Subsidiary;

(e)Indebtedness of Evercore Casa de Bolsa, S.A. de C.V. arising under the BBVA Trade Financing in an aggregate principal amount not to exceed Mexican Pesos 250,000,000; and

(f)Indebtedness not otherwise permitted by clauses (a) through (e) above, provided that the sum of (i) the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (f) plus (without duplication) (ii) the aggregate principal amount of all Indebtedness that has the benefit of a Lien under clause (m) of Section 5.4, shall not at any time exceed an amount equal to 15% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank).

5.6Disposition of Assets. The Borrower will not, and will not permit the Company or any Subsidiary thereof to, make any Disposition except:

(a)Dispositions by the Company to a Wholly-Owned Subsidiary;

(b)Dispositions by a Wholly-Owned Subsidiary to the Company or another Wholly- Owned Subsidiary;

(c)Dispositions by a non-Wholly-Owned Subsidiary to the Company or any Subsidiary thereof;

(d)the Disposition of obsolete or worn out property in the ordinary course of business;

(e)the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(f)leases, subleases, licenses, or sublicenses, in each case in the ordinary course of business, which are not sale-leaseback transactions and which do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole;

(g)Dispositions for at least fair market value (as determined in good faith by a Responsible Officer of the Company) to the extent that Net Proceeds of such Disposition (or an equal amount) are applied within 365 days after the date of such Disposition to either or both (without duplication) of:

(i)the purchase of current assets of a similar nature to those Disposed of, or the purchase, acquisition, development, redevelopment or construction of noncurrent assets (including, for the avoidance of doubt, to the extent permitted by the other terms of this Agreement, capital expenditures, acquisitions of shares or any other form of interest in a company or other entity, acquisitions of assets, and other investments (including signing payments, retention payments or other payments to anticipated Affiliates or employees, but excluding any such payments made by virtue of a repurchase of equity interests or a dividend on equity interests)) which are to be used or useful in the business of the Company or a Subsidiary thereof, and/or

(ii)the permanent repayment or prepayment of unsubordinated Indebtedness of the Company or a Subsidiary thereof (other than Indebtedness owing to the Company, any Subsidiary thereof or any Affiliate thereof), provided that the Company has offered to prepay the Obligations (and reduce by like amount any commitments of the Bank) in an aggregate principal amount equal to the Bank’s Pro Rata Amount of the portion of the Net Proceeds of such Disposition being applied or offered to be applied pursuant to this clause (g)(ii); and

(h)other Dispositions not otherwise permitted by clauses (a) through (g) above, to the extent the higher of the Net Proceeds of such Disposition and the Disposition Value of the property Disposed of in such Disposition, when aggregated with the higher of the Net Proceeds and the Disposition Value with respect to all other Dispositions made by the Company and its Subsidiaries pursuant to this clause (h) in the same fiscal year of the Company in which such Disposition is made, does not exceed an amount equal to 10% of Consolidated Total Assets (as measured on the last day of the then most recently ended fiscal year of the Company with respect to which financial statements have been delivered to the Bank), provided that, in the event that some, but not all, of the Net Proceeds of a Disposition are applied in accordance with clause (g) above, only the portion of the Net Proceeds that are not so applied in accordance with such clause (g) (or, if higher, a proportionate amount of the Disposition Value of the property Disposed of in such Disposition) shall be counted towards and included in the calculation set forth in clause (h) above, provided further that, in each case, immediately after giving effect to such Disposition, no Default or Event of Default would exist (including under Sections 4.10, 5.4 and 5.5 as of the end of the most recently ended quarterly or annual fiscal period as if such Disposition occurred on such date).

6.Events of Default. The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1The occurrence of an Event of Default as defined in the Note or any of the other Loan Documents.

6.2A Change of Control shall occur.

Upon the occurrence and during the continuance of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.Conditions.

7.1Initial Advance. The Bank’s obligation to make the initial advance under the Loan is subject to the conditions that as of the date of such initial advance:

(1)No Event of Default. No Event of Default or Default shall have occurred and be continuing;

(2)Authorization Documents. The Bank shall have received a certificate of a Responsible Officer of each Loan Party dated as of the date hereof certifying (a) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Bank, of its members or other governing body authorizing the execution, delivery and performance of each Loan Document to which it is a party, and that such resolutions have not been amended, modified, revoked or rescinded in any manner and are in full force and effect, (b) that attached thereto is a true and complete copy of its certificate of formation or equivalent document, certified by the Secretary of State of the State in which it is formed, and its organizational documents and that such certificate of formation and organizational documents have not been amended, modified, revoked or rescinded and are in full force and effect, (c) as to the incumbency and specimen signatures of each officer executing the Loan Documents on its behalf, and (d) that (i) the representations made by it contained in the Loan Documents to which it is a party are true and correct, (ii) it is in compliance with all of its covenants contained in the Loan Documents to which it is a party, (iii) there exists no Default or Event of Default after giving effect to the initial advance of the Loan, and (iv) no Material Adverse Effect has occurred since December 31, 2018;

(3)Receipt of Loan Documents. The Bank shall have received the Loan
Documents;

(4)Good Standing. The Bank shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Loan Party;

(5)Opinion of Borrower’s Counsel. The Bank shall have received a written opinion of the Loan Parties’ counsel addressed to the Bank and covering such matters as the Bank may reasonably require;

(6)[Reserved];

(7)Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Loan Parties taken as a whole since December 31, 2018;

(8)Material Litigation or Contingent Obligations. There are no (a) material actions, suits, proceedings or government investigations pending or threatened against any Loan Party, or (b) material contingent obligations of any Loan Party;

(9)Searches. The Bank shall have received such UCC, tax and judgment lien searches as the Bank shall have requested, the results of which shall be satisfactory to the Bank;

(10)[Reserved];

(11)[Reserved]; and

(12)Closing Fee. The Borrower shall have paid to the Bank a closing fee of 0.10% of the aggregate amount of the Line of Credit (i.e., $20,000) which shall be fully earned and non- refundable as of the date hereof, and, to the extent invoiced at least one (1) Business Day prior to the date hereof, reimburse Bank for any other costs and expenses due and payable pursuant to Section 8 hereof.

7.2Subsequent Advances. The Bank’s obligation to make the subsequent advances under the Loans is subject to the conditions that as of the date of each such subsequent advance:

(1)Representations and Warranties. Each of the representations and warranties (i) made by a Loan Parties under this Agreement or any other Loan Document or (ii) which are contained in any certificate, document, financial or other statement furnished at any time in connection with the Loan Documents, shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and provided that if a representation and warranty contains a materiality or Material Adverse Effect qualification, it shall be true and correct in all respects);

(2)No Event of Default. No Event of Default or Default shall have occurred and be continuing; and

(3)No Unused Availability Under PNC Secured Facility. The amount of the Unused PNC Secured Facility Availability at such time shall be zero (0).

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 7.2 have been satisfied.

8.Expenses. The Borrower agrees to pay the Bank, upon the execution of this Agreement, and otherwise on demand, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and (ii) all out-of-pocket costs and expenses incurred by the Bank in connection with the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including, in each case (i) reasonable fees and expenses of outside counsel; (ii) all costs related to conducting UCC, title and other public record searches; and (iii) expenses for auditors and appraisers.

9.Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.Miscellaneous.

10.1Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or other electronic transmission.

10.7Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

10.9No Consequential Damages, Etc. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any other Loan Party, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10Assignments and Participations.

(a)The Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments and the Loan); provided that (i) the consent of the Borrower shall be required unless (x) an Event of Default exists, (y) the Bank is merged into or otherwise acquired by a third Person or (z) the assignment is to an Affiliate of the Bank, and (ii) if the consent of the Borrower is required, such consent shall not be unreasonably withheld, provided that, in any case that the Borrower’s consent is required, (I) the refusal of the Borrower to consent to the assignment to a Competitor shall not be deemed unreasonable and (II) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Bank within ten (10) Business Days after having received notice thereto. For purposes of this Section 10.10, “Competitor” means any direct corporate competitor of the Company or any of its Subsidiaries operating as an investment bank advisory firm and/or institutional asset manager.

(b)The Bank may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of the Bank’s rights and/or obligations under this Agreement (including all or a part of its commitment and/or the Loan); provided that (i) the Bank’s obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement.

(c)The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

(d)Subject to Section 10.13, the Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.

10.11USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

10.12Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, the Borrower hereby authorizes the Bank and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.13Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Borrower will be providing to the Bank, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). The Bank agrees (i) to hold the Confidential Information of the other in strict confidence; (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to the Borrower’s or the Bank’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party, and (iii) not to use such Confidential Information except in connection with the Obligations and for the purposes of this Agreement and the other Loan Documents. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (a) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed; (b) is released by the originating party to anyone without restriction; (c) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality; or (d) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

The Bank agrees to return to the Borrower or destroy all Confidential Information of the Borrower upon the termination of this Agreement; provided, however, the Bank may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrower and the Bank agrees not to use the other’s name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.14Sharing Information with Affiliates of the Bank. The Borrower acknowledges that from time to time other financial and banking services may be offered or provided to the Borrower or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and the Borrower hereby authorizes the Bank to share any information delivered to the Bank by the Borrower and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.15Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

10.16Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. THIS AGREEMENT WILL
BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the Southern District of New York; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or any other Loan Party individually, against any security or against any property of the Borrower or any other Loan Party within any other county, state or other foreign or domestic jurisdiction. The Borrower (on its behalf and on behalf of the other Loan Parties) and the Bank agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

10.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof, as of the date first written above.

EVERCORE PARTNERS SERVICES EAST L.L.C.

By: /s/ Robert Walsh____________________________

Print Name: Robert Walsh
Title: Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By: __________________________________________

Print Name: Sheryl S. Jordan
Title: Senior Vice President & Managing Director

[Loan Agreement Signature Page]

10.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK lRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof, as of the date first written above.

EVERCORE PARTNERS SERVICES EAST L.L.C.

By: _________________________________________

Print Name: Robert Walsh
Title: Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Sheryl S. Jordan__________________________

Print Name: Sheryl S. Jordan
Title: Senior Vice President & Managing Director

[Loan Agreement Signature Page]